THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") made as of the 28th day of January, 2011.

BETWEEN:

Qwick Media Inc. (the "Company") a Cayman Islands corporation with an address for business at Suite 780 – 333 Seymour Street, Vancouver, British Columbia, V6B 5A6

AND: **R. J. Tocher Holdings Ltd.** (the "Subscriber"), a company with an address for business at Suite 780 – 333 Seymour Street, Vancouver, British Columbia, V6B 5A6

WHEREAS:

A. The Company is indebted to the Subscriber as of September 30th, 2010 in the aggregate amount of US$ 127,428 together with accrued interest thereafter to this date (the "Outstanding Amount"); and

B. The Subscriber has agreed to accept 637,140 shares of the Company's common stock at a price of $0.20 per share (the "Shares"), as payment of the Outstanding Amount pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interpretation

1.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2 Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2. Acknowledgement of Indebtedness

2.1 The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

3. Payment of Indebtedness

3.1 As full and final payment of the Outstanding Amount, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount.

4. Release

4.1 The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amount will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amount.

5. Documents Required from Subscriber

5.1 The Subscriber must complete, sign and return to the Company:

(a) two (2) executed copies of this Agreement; and

(b) a National Instrument 45-106 (NI 45-106") Questionnaire in the form attached as Exhibit A (the "Questionnaire").

5.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board, stock exchanges and applicable law.

6. Closing

6.1 Closing of the offering of the Shares (the "Closing") shall occur on January 28th, 2011, or on such other date as may be determined by the Company and the Subscriber (the "Closing Date").

7. Acknowledgements of Subscriber

7.1 The Subscriber acknowledges and agrees that:

(a) none of the Shares have been or will be registered under the Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable securities laws;

(b) the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other applicable securities legislation;

(c) the Subscriber has received and carefully read this Agreement;

(d) the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission ("SEC") in compliance, or intended compliance, with applicable securities legislation;

(e) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(f) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the issuance of the Shares hereunder have been made available for inspection by the Subscriber and the Subscriber's attorney and/or advisor(s);

(g) the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Agreement and the Questionnaire and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement or the Questionnaire;

(h) the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Questionnaire or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i) upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.

(j) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of any of the Shares hereunder, and

(ii) applicable resale restrictions;

(k) in addition to resale restrictions imposed under U.S. securities laws, there may be additional restrictions on the Subscriber's ability to resell the Shares under applicable provincial securities legislation and National Instrument 45-102 ("NI 45-102");

(l) none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board;

(m) the resale of any of the Shares in Canada is restricted except pursuant to an exemption from applicable provincial securities legislation;

(n) the Company has advised the Subscriber (if resident in Canada) that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus to sell the Shares and, as a consequence of acquiring the Shares pursuant to such exemption certain protections, rights and remedies provided by applicable provincial securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber;

(o) the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

(p) none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(q) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares or has reviewed any documents in connection with the sale of the Shares hereunder;

(r) there is no government or other insurance covering any of the Shares;

(s) the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(t) the statutory and regulatory basis for the exemption claimed for the offer and issuance of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(u) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

8. Representations, Warranties and Covenants of the Subscriber

8.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) the Subscriber is not a U.S. Person;

(b) the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Agreement;

(d) the sale of the Shares to the Subscriber as contemplated by the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Shares to the Subscriber complies with all applicable laws of the Subscriber's jurisdiction of residence or domicile;

(e) the Subscriber:

(i) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Shares;

(ii) the Subscriber is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(iii) the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Shares; and

(iv) the purchase of the Shares by the Subscriber does not trigger:

A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

B. any continuous disclosure reporting obligation of the Company in the International Jurisdiction; and

(v) the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(f) the Subscriber is acquiring the Shares as principal for investment purposes only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute, either directly or indirectly, any of the Shares in the United States or to U.S. Persons;

(g) the Subscriber is outside the United States when receiving and executing this Agreement;

(h) the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(i) the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Shares and the Company;

(j) the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(k) all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Shares;

(l) the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and the Questionnaire and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, it shall promptly notify the Company;

(m) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(n) the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(o) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(p) the Subscriber understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(q) the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of six months after the date of original issuance of the Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(r) the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(s) the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective

registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(t) the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;

(u) the Subscriber acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(v) the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(w) no person has made to the Subscriber any written or oral representations,

(i) that any person will resell or repurchase any of the Shares,

(ii) that any person will refund the purchase price of any of the Shares,

(iii) as to the future price or value of any of the Shares, or

(iv) that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

8.2 In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9. Acknowledgement and Waiver

9.1 The Subscriber has acknowledged that the decision to acquire the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

10. Representations and Warranties will be Relied Upon by the Company

10.1 The Subscriber acknowledges that the representations and warranties contained herein and are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to acquire the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein and are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of

Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

11. Resale Restrictions

11.1 The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

11.2 The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 11.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

12. Legending and Registration of Subject Shares

12.1 The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

12.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

12.3 Pursuant to British Columbia Instrument 51-509 – *Issuers Quoted in the U.S. Over –the-Counter Markets* ("BCI 51-509"), as adopted by the British Columbia Securities Commission, a subsequent trade in any of the Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the British Columbia *Securities Act*) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing any of the Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the "BC Legend") specified in BCI 51-509.

12.4 The Subscriber undertakes not to trade or resell any of the Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51.509. The Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of these representations and warranties and agrees that if such representations and warranties are no longer accurate or have been breached, the Subscriber shall immediately notify the Company.

13. Collection of Personal Information

13.1 The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber's personal information for the purpose of fulfilling this Agreement and completing this offering. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, and (c) any of the other parties involved in this offering, including legal counsel, and may be included in record books in connection with this offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on

behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

14. Costs

14.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Shares shall be borne by the Subscriber.

15. Governing Law

15.1 This Agreement is governed by the laws of the Province of British Columbia.

16. Survival

16.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

17. Assignment

17.1 This Agreement is not transferable or assignable.

18. Execution

18.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

19. Severability

19.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

20. Entire Agreement

20.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

21. Notices

21.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 9 hereto and notices to the Company shall be directed to the Company's President at Suite 780,333 Seymour Street, Vancouver British Columbia, V6B 5A6.

22. Counterparts

22.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1. Delivery - please deliver the certificates to:

C/o Suite 780 – 333 Seymour Street, Vancouver, B.C. V6B 5A6

2. Registration - registration of the certificates which are to be delivered at closing should be made as follows:

R. J. Tocher Holdings Ltd.
(name)

C/o Suite 780 – 333 Seymour Street, Vancouver, B.C. V6B 5A6
(address)

3. The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

R. J. Tocher Holdings Ltd.
(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

Ross J. Tocher

(Address of Subscriber)

780-333 Seymour St. Vancouver, B.C. V6B 5A5

(City, State or Province, Postal Code of Subscriber)

Canada
(Country of Subscriber)

ACCEPTANCE

The above-mentioned Agreement in respect of the Shares is hereby accepted by Qwick Media Inc..

DATED at Vancouver, effective as of the 28th day of January 2011.

QWICK MEDIA INC.

Per: ______________________
Authorized Signatory

EXHIBIT A

NATIONAL INSTRUMENT 45-106 QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Debt Settlement and Subscription Agreement.

The purpose of this Questionnaire is to assure the Company that the Subscriber will meet certain requirements of National Instrument 45-106 ("NI 45-106"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The Subscriber covenants, represents and warrants to the Company that:

1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and the Subscriber is able to bear the economic risk of loss arising from such transactions;

2. the Subscriber is **(tick one or more of the following boxes)**:

   (A) a director, executive officer, employee or control person of the Company or an affiliate of the Company ☒

   (B) a spouse, parent, grandparent, brother, sister or child of a director, executive officer, founder or control person of the Company or an affiliate of the Company ☐

   (C) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer, founder or control person of the Company or an affiliate of the Company ☐

   (D) a close personal friend of a director, executive officer, founder or control person of the Company ☐

   (E) a close business associate of a director, executive officer, founder or control person of the Company or an affiliate of the Company ☐

   (F) an accredited investor ☒

   (G) a company, partnership or other entity of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F ☐

   (H) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F ☐

3. if the Subscriber has checked box B, C, D, E, G or H in Section 2 above, the director, executive officer, founder or control person of the Company with whom the undersigned has the relationship is:

____

(Instructions to Subscriber: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box G or H, also indicate which of A to F describes the security holders, directors, trustees or beneficiaries which qualify you as box G or H and provide the names of those individuals. Please attach a separate page if necessary).

6. if the Subscriber has ticked box F in Section 2 above, the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

☐ (a) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland);

☐ (b) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (a);

☐ (c) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in National Instrument 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

☐ (d) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (e) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000; or

☒ (f) a person, other than an individual or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Securities under relevant legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire effective as of the 28th day of January, 2011.

If an Individual:	If a Corporation, Partnership or Other Entity:
	R. J. Tocher Holdings Ltd.
Signature	Print or Type Name of Entity
	[signature]
Print or Type Name	Signature of Authorized Signatory, Ross J. Tocher
	Corporation
	Type of Entity